UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	January 20, 2011
(Date of earliest event reported)	January 20, 2011

ONEOK, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01
Regulation FD Disclosure

On January 20, 2011, ONEOK Partners, L.P. announced plans to invest $260 million to $305 million between now and the end of 2014 for additional projects in the Bakken Shale in the Williston Basin.  A copy of the news release is attached as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information disclosed in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events

On January 20, 2011, ONEOK Partners, L.P. announced an increase in its quarterly cash distribution to $1.14 per unit from $1.13 per unit, effective for the fourth quarter 2010, resulting in an annualized cash distribution of $4.56 per unit.  The fourth-quarter distribution is payable February 14, 2011, to unitholders of record as of January 31, 2011.  A copy of the news release is attached as exhibit 99.2 and is incorporated herein by reference.

We own approximately 42.4 million common and Class B limited partner units and the entire 2 percent general partner interest, including incentive distribution rights, which together, represent a 42.8 percent ownership interest in ONEOK Partners, L.P.  We receive our portion of the referenced fourth-quarter distribution in accordance with our ownership interests as provided under the terms of the ONEOK Partners, L.P. partnership agreement.

Item 9.01	Financial Statements and Exhibits
Exhibits
99.1 News release issued by ONEOK Partners, L.P. dated January 20, 2011. 99.2 News release issued by ONEOK Partners, L.P. dated January 20, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.
Date:	January 20, 2011	By:	/s/ Curtis L. Dinan
Senior Vice President, Chief Financial Officer and Treasurer

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